EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation  by reference in  Registration  Statements
Nos. 333-61394 and 333-61394-01 of Tanger Factory Outlet Centers, Inc. on Form S-3, as amended by the Post-Effective Amendment No. 2 on Form S-3, of our report dated December 5, 2003, appearing in this Form 8-K of Tanger Factory Outlet Centers, Inc., and to the reference to us under the heading "Experts" in the Prospectus Supplement (To Prospectus Dated August 28, 2002), which is part of such Registration Statements.


/s/ DELOITTE & TOUCHE LLP
McLean, Virginia


December 5, 2003